Apollo Global Management, Inc. First Quarter 2024 Earnings

APOLLO

First Quarter 2024 Financial Highlights

- GAAP Net Income Attributable to Apollo Global Management, Inc. Common Stockholders was $1.4 billion for the quarter ended March 31, 2024, or $2.31 per share
- Apollo's primary non-GAAP earnings metric, Adjusted Net Income, which represents the sum of FRE, SRE, and PII, less HoldCo interest and other financing costs and taxes, totaled $1.1 billion, or $1.72 per share, for the first quarter

	1Q'24	Per Share	LTM 1Q'24	Per Share
GAAP Financial Measures ($ in millions, except per share amounts)				
Net Income Attributable to Apollo Global Management, Inc. Common Stockholders	$1,403	$2.31		
Segment and Non-GAAP Financial Measures ($ in millions, except per share amounts)				
Fee Related Earnings ("FRE")	$462	$0.75	$1,833	$3.00
Spread Related Earnings ("SRE")	$817	$1.32	$3,237	$5.30
Fee and Spread Related Earnings	$1,279	$2.07	$5,070	$8.30
Principal Investing Income ("PII")	$21	$0.03	$96	$0.15
Adjusted Net Income ("ANI")	$1,064	$1.72	$4,301	$7.04
Assets Under Management ($ in billions)				
Total Assets Under Management ("AUM")	$671			
Fee-Generating AUM ("FGAUM")	$506			

	1Q'24	LTM 1Q'24
Business Drivers ($ in billions)		
Inflows	$40	$140
Gross Capital Deployment	$57	$172
Debt Origination	$40	$118

This presentation contains non-GAAP financial information and defined terms which are described on pages 31 to 35. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 26 to 30. Per share calculations are based on end of period Adjusted Net Income Shares Outstanding. LTM 1Q'24 per share amounts represent the sum of the last four quarters. See page 21 for the share reconciliation. "NM" as used throughout this presentation indicates data has not been presented as it was deemed not meaningful, unless the context otherwise provides.

1

APOLLO

GAAP Income Statement (Unaudited)

(In millions, except per share amounts)	1Q'23	4Q'23	1Q'24
Revenues			
Asset Management			
Management fees	$414	$444	$438
Advisory and transaction fees, net	155	141	169
Investment income (loss)	452	150	402
Incentive fees	15	21	26
Retirement Services			
Premiums	96	3,586	101
Product charges	198	226	238
Net investment income	2,612	3,354	3,576
Investment related gains (losses)	1,065	2,621	1,677
Revenues of consolidated variable interest entities	281	495	411
Other revenues	13	8	2
Total Revenues	**5,301**	**11,046**	**7,040**
Expenses			
Asset Management			
Compensation and benefits	(670)	(979)	(667)
Interest expense	(31)	(47)	(51)
General, administrative and other	(197)	(229)	(240)
Retirement Services			
Interest sensitive contract benefits	(1,289)	(2,595)	(2,884)
Future policy and other policy benefits	(466)	(4,088)	(543)
Market risk benefits remeasurement gains (losses)	(346)	(570)	154
Amortization of deferred acquisition costs, deferred sales inducements and value of business acquired	(138)	(186)	(207)
Policy and other operating expenses	(437)	(481)	(453)
Total Expenses	**(3,574)**	**(9,175)**	**(4,891)**
Other Income (Loss) – Asset Management			
Net gains (losses) from investment activities	(2)	21	39
Net gains (losses) from investment activities of consolidated variable interest entities	34	35	25
Other income (loss), net	32	34	(26)
Total Other Income (Loss)	**64**	**90**	**38**
Income (loss) before income tax (provision) benefit	1,791	1,961	2,187
Income tax (provision) benefit[1]	(253)	1,620	(422)
Net income (loss)	**1,538**	**3,581**	**1,765**
Net (income) loss attributable to non-controlling interests	(528)	(825)	(338)
Net income (loss) attributable to Apollo Global Management, Inc.	**1,010**	**2,756**	**1,427**
Preferred stock dividends	—	(24)	(24)
Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$1,010**	**$2,732**	**$1,403**
Earnings (Loss) per share			
Net income (loss) attributable to Common Stockholders - Basic	$1.67	$4.53	$2.31
Net income (loss) attributable to Common Stockholders - Diluted	$1.66	$4.44	$2.28
Weighted average shares outstanding – Basic	584	584	588
Weighted average shares outstanding – Diluted	584	601	605

1. 4Q'23 includes a one-time tax benefit of $1.8 billion resulting from the establishment of deferred tax assets related to the Government of Bermuda's enactment of the Corporate Income Tax Act of 2023.

2

Delivered solid first quarter results across both the Asset Management and Retirement Services businesses • FRE of $462 million driven by solid growth in fee related revenues • SRE of $817 million driven by robust organic growth and strong profitability • Combined, FRE and SRE totaled $1.3 billion in the first quarter, increasing 18% year-over-year and showcasing the predictable and growing earnings power of the combined business model • Total AUM of $671 billion benefited from inflows of $40 billion in the first quarter and $140 billion over the last twelve months, driving a 12% increase year-over-year Continued execution on three strategic growth pillars • Origination: Record quarterly debt origination volume of $40 billion, with platforms contributing more than half of the total • Global Wealth: Solid fundraising activity from individual investors across more than twenty discrete products with a growing contribution from Apollo's diversified semi-liquid product suite • Capital Solutions: Near-record quarterly fee revenue driven primarily by debt-related investment activity in the first quarter First Quarter 2024 Business Highlights ✓ ✓ 3

($ in millions, except per share amounts) 1Q'23 4Q'23 1Q'24 LTM 1Q'23 LTM 1Q'24 Management fees $577 $635 $652 $2,206 $2,555 Capital solutions fees and other, net 138 116 141 488 541 Fee-related performance fees 27 44 46 85 165 Fee-related compensation (211) (200) (220) (790) (844) Non-compensation expenses (134) (138) (157) (492) (584) Fee Related Earnings $397 $457 $462 $1,497 $1,833 Net investment spread 921 959 1,022 3,286 4,126 Other operating expenses (124) (119) (114) (477) (471) Interest and other financing costs (109) (92) (91) (326) (418) Spread Related Earnings $688 $748 $817 $2,483 $3,237 Fee and Spread Related Earnings $1,085 $1,205 $1,279 $3,980 $5,070 Principal Investing Income $8 $51 $21 $105 $96 Segment Income $1,093 $1,256 $1,300 $4,085 $5,166 HoldCo interest and other financing costs1 (21) (11) (15) (104) (82) Taxes and related payables (227) (63) (221) (807) (783) Adjusted Net Income $845 $1,182 $1,064 $3,174 $4,301 ANI per share $1.42 $1.91 $1.72 $5.31 $7.04 1. Represents interest and other financing costs related to Apollo Global Management, Inc. not attributable to any specific segment. Total Segment Earnings 4

APOLLO

Total Segment Earnings, Excluding Notable Items

($ in millions, except per share amounts)	1Q'23	4Q'23	1Q'24	LTM 1Q'23	LTM 1Q'24
Management fees	$577	$635	$652	$2,206	$2,555
Capital solutions fees and other, net	138	116	141	488	541
Fee-related performance fees	27	44	46	85	165
Fee-related compensation	(211)	(200)	(220)	(790)	(844)
Non-compensation expenses	(134)	(138)	(157)	(492)	(584)
Fee Related Earnings	**$397**	**$457**	**$462**	**$1,497**	**$1,833**
Net investment spread	921	959	1,022	3,286	4,126
Other operating expenses	(124)	(119)	(114)	(477)	(471)
Interest and other financing costs	(109)	(92)	(91)	(326)	(418)
Notable items	(25)	—	—	(41)	(90)
Spread Related Earnings, Excluding Notable Items	**$663**	**$748**	**$817**	**$2,442**	**$3,147**
Fee and Spread Related Earnings, Excluding Notable Items	**$1,060**	**$1,205**	**$1,279**	**$3,939**	**$4,980**
Principal Investing Income	**$8**	**$51**	**$21**	**$105**	**$96**
Segment Income, Excluding Notable Items	**$1,068**	**$1,256**	**$1,300**	**$4,044**	**$5,076**
HoldCo interest and other financing costs	(21)	(11)	(15)	(104)	(82)
Taxes and related payables	(222)	(63)	(221)	(799)	(764)
Adjusted Net Income, Excluding Notable Items	**$825**	**$1,182**	**$1,064**	**$3,141**	**$4,230**
ANI per share, Excluding Notable Items	**$1.38**	**$1.91**	**$1.72**	**$5.24**	**$6.92**

Note: Notable Items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. As a supplemental item, the Company provides the difference between management's long-term expectation of generating an 11% average annual return and reported alternative net investment income. See page 10 for further details.

5

Segment Details

APOLLO

Asset Management Segment

- Management fees increased 13% year-over-year driven by robust growth from Retirement Services clients, strong levels of third-party asset management fundraising, and solid levels of capital deployment in Yield and Hybrid strategies
- Capital solutions fees were strong and grew 11% over the last twelve months versus the prior year period driven by a diverse array of underlying transaction activity across the platform
- Fee-related performance fees nearly doubled over the last twelve months versus the prior year period due to a growing contribution from the non-traded credit BDC that Apollo manages, Apollo Debt Solutions ("ADS")
- Fee-related expense growth moderated to 9% year-over-year, helping to drive more than 150 basis points of FRE margin expansion over the same period

($ in millions, except per share amounts)	1Q'23	4Q'23	1Q'24	% Change vs. 1Q'23	LTM 1Q'23	LTM 1Q'24	% Change vs. LTM 1Q'23
Management Fees							
Yield	$379	$422	$440	16.1%	$1,462	$1,662	13.7%
Hybrid	57	63	61	7.0%	220	248	12.7%
Equity[1]	141	150	151	7.1%	524	645	23.1%
Total management fees	577	635	652	13.0%	2,206	2,555	15.8%
Capital solutions fees and other, net	138	116	141	2.2%	488	541	10.9%
Fee-related performance fees	27	44	46	70.4%	85	165	94.1%
Fee Related Revenues	**$742**	**$795**	**$839**	**13.1%**	**$2,779**	**$3,261**	**17.3%**
Fee-related compensation	(211)	(200)	(220)	4.3%	(790)	(844)	6.8%
Non-compensation expenses[2]	(134)	(138)	(157)	17.2%	(492)	(584)	18.7%
Fee Related Earnings	**$397**	**$457**	**$462**	**16.4%**	**$1,497**	**$1,833**	**22.4%**
FRE per share	**$0.67**	**$0.74**	**$0.75**	**11.9%**	**$2.51**	**$3.00**	**19.5%**
FRE Margin	**53.5%**	**57.6%**	**55.1%**		**53.9%**	**56.2%**	
FRE Compensation Ratio	**28.4%**	**25.2%**	**26.2%**		**28.4%**	**25.9%**	

1. Equity management fees include Fund X catch-up management fees of $3 million for both 1Q'23 and LTM 1Q'23 and $42 million for LTM 1Q'24. 2. Non-compensation expenses include placement fees of $8 million and $23 million, respectively, for 1Q'24 and LTM 1Q'24.

7

APOLLO

Asset Management: Assets Under Management

- Total AUM increased $73 billion, or 12%, year-over-year primarily driven by $66 billion of inflows from Asset Management and $74 billion of gross inflows from Retirement Services, as well as mark-to-market appreciation, partially offset by $61 billion of outflows primarily driven by normal course activity at Athene and $31 billion of realization activity
- Fee-Generating AUM increased $61 billion, or 14%, year-over-year primarily driven by robust net organic growth at Athene, fundraising across a variety of Asset Management strategies, mark-to-market appreciation, and strong levels of capital deployment
- Nearly 60% of Apollo's total AUM is comprised of perpetual capital, which is highly scalable and does not rely on cyclical fundraising dynamics



Total AUM ($bn)
$513
$86
$54
$373
$598
$101
$59
$438
$671
$107
$64
$501
1Q'22
1Q'23
1Q'24
Yield
Hybrid
Equity



Fee-Generating AUM ($bn)
$376
$41
$24
$311
$445
$48
$28
$368
$506
$53
$29
$425
1Q'22
1Q'23
1Q'24
Yield
Hybrid
Equity



Perpetual Capital AUM ($bn)
$302
$29
$55
$218
$341
$42
$51
$248
$395
$51
$52
$293
1Q'22
1Q'23
1Q'24
Athene[1]
Athora
Other[2]

Note: AUM totals may not add due to rounding. 1. Perpetual Capital AUM derived from Athene includes assets, unfunded commitments, and available capital attributable to ADIP. 2. Other includes MidCap Financial ($13 billion), Apollo Commercial Real Estate Finance, Inc. ($9 billion), Apollo Debt Solutions BDC ($9 billion), Apollo Diversified Real Estate Fund/Apollo Diversified Credit Fund ($7 billion), MidCap Financial Investment Corporation ($3 billion), Apollo Senior Floating Rate Fund/ Apollo Tactical Income Fund ($1 billion), and other AUM related to a publicly traded business development company ($2 billion), among others. Other also includes third-party capital within Apollo Aligned Alternatives ($5 billion), with the remainder of its net asset value attributable to Athene ($11 billion). AUM related to Apollo Debt Solutions, MidCap Financial Investment Corporation and the publicly traded business development company is as of December 31, 2023.

8

APOLLO

Asset Management: Inflows

- Robust total gross inflows of $40 billion during the first quarter and $140 billion over the last twelve months
- Inflows from Asset Management of $20 billion in the first quarter were primarily driven by $13 billion of third-party fundraising activity, mostly in Yield-focused strategies, including the inaugural Asset-Backed Finance fund, ADS, the second vintage of Apollo Origination Partnership ("AOP II"), several third-party insurance separately managed accounts, and Atlas SP Partners ("Atlas") including warehouse investments
- Record quarterly organic inflows from Retirement Services of $20 billion in the first quarter included record funding agreement issuance, the second highest quarter of retail annuity sales to-date, and steady inflows from flow reinsurance clients


($ in billions)
$57
$7
$18
$32
2019
$131
$72
inorganic
$28
$31
2020
$75
$37
$38
2021
$128
$48
$6
$71
2022
$157
$63
$37
inorganic
$55
2023
$140
$72
$66
LTM 1Q'24
Asset Management
Retirement Services


$35
$19
$16
2Q'23
$33
$13
$20
3Q'23
$32
$2
$20
$10
4Q'23
$40
$20
$20
1Q'24
Asset Management
Retirement Services

Note: Totals may not add due to rounding. Inflows from Retirement Services includes organic and inorganic inflows from Athene, as detailed on page 12, as well as inorganic inflows from Athora.

9

APOLLO

Retirement Services Segment

- Spread Related Earnings grew 19% year-over-year driven by robust organic growth, strong new business profitability, higher floating rate income, and higher alternative net investment income
- Spread Related Earnings, Excluding Notable Items in the first quarter included a 9.1% return on Athene's alternative investment portfolio; considering management's long-term expected average annual return of 11% would have resulted in $56 million of additional alternative net investment income

($ in millions, except per share amounts)	1Q'23	4Q'23	1Q'24	% Change vs. 1Q'23	LTM 1Q'23	LTM 1Q'24	% Change vs. LTM 1Q'23
Fixed income and other net investment income	$1,957	$2,340	$2,454	25.4%	$6,456	$9,236	43.1%
Alternative net investment income	185	190	266	43.8%	943	945	0.2%
Strategic capital management fees	14	23	25	78.6%	55	83	50.9%
Cost of funds	(1,235)	(1,594)	(1,723)	39.5%	(4,168)	(6,138)	47.3%
Net Investment Spread	**921**	**959**	**1,022**	11.0%	**3,286**	**4,126**	25.6%
Other operating expenses	(124)	(119)	(114)	(8.1)%	(477)	(471)	(1.3)%
Interest and other financing costs	(109)	(92)	(91)	(16.5)%	(326)	(418)	28.2%
Spread Related Earnings	**$688**	**$748**	**$817**	**18.8%**	**$2,483**	**$3,237**	**30.4%**
SRE per share	**$1.15**	**$1.21**	**$1.32**	**14.8%**	**$4.15**	**$5.30**	**27.7%**
Notable items	(25)	—	—	NM	(41)	(90)	119.5%
Spread Related Earnings, Excluding Notable Items	**$663**	**$748**	**$817**	**23.2%**	**$2,442**	**$3,147**	**28.9%**
SRE per share, Excluding Notable Items	**$1.11**	**$1.21**	**$1.32**	**18.9%**	**$4.07**	**$5.15**	**26.5%**
Net Spread	1.36%	1.41%	1.47%	11bps	1.28%	1.51%	23bps
Net Spread, Excluding Notable Items	1.31%	1.41%	1.47%	16bps	1.26%	1.47%	21bps
Alternative net investment income delta to long-term expectation[1]	$148	$132	$56	(62.2)%	$379	$359	(5.3)%
Alternative net return delta to long-term expectation	*4.88%*	*4.53%*	*1.90%*	*NM*	*3.12%*	*3.06%*	*(6)bps*
Impact to Net Spread	*0.30%*	*0.25%*	*0.10%*	*(20)bps*	*0.19%*	*0.16%*	*(3)bps*

1. Refers to the amount that as-reported alternative net investment income is below (above) management's long-term expectation of an 11% average annual return. Our long-term expectation is based on historical experience and provides investors with supplemental information for period-to-period comparability as well as a basis for developing expectations of future performance. There is no assurance that management's expected long-term average annual return will be achieved. Actual results may differ materially.

10

APOLLO

Retirement Services: Return on Asset View

- Fixed income and other net investment income benefited from higher on-the-margin deployment quarter-over-quarter, although the impact was not fully recognized in the first quarter given the timing of certain sizeable asset purchases that closed near quarter-end
- Cost of funds increased quarter-over-quarter due to higher on-the-margin cost of new business in the higher interest rate environment, current period costs associated with hedging a portion of the floating rate portfolio designed to protect future earnings potential, and higher costs on a portion of in-force business

(% of average net invested assets)	1Q'23	4Q'23	1Q'24	% Change vs. 1Q'23	LTM 1Q'23	LTM 1Q'24	% Change vs. LTM 1Q'23
Fixed income and other net investment income	4.13%	4.66%	4.66%	53bps	3.54%	4.56%	102bps
Alternative net investment income	6.12%	6.47%	9.10%	298bps	7.88%	7.94%	6bps
Net Investment Earnings	4.25%	4.76%	4.89%	64bps	3.81%	4.74%	93bps
Strategic capital management fees	0.03%	0.04%	0.04%	1bp	0.03%	0.04%	1bp
Cost of funds	(2.45)%	(3.00)%	(3.10)%	65bps	(2.14)%	(2.86)%	(72)bps
Net Investment Spread	**1.83%**	**1.80%**	**1.83%**	**0bps**	**1.70%**	**1.92%**	**22bps**
Other operating expenses	(0.25)%	(0.23)%	(0.21)%	4bps	(0.25)%	(0.22)%	3bps
Interest and other financing costs	(0.22)%	(0.16)%	(0.15)%	7bps	(0.17)%	(0.19)%	(2)bps
Net Spread	**1.36%**	**1.41%**	**1.47%**	**11bps**	**1.28%**	**1.51%**	**23bps**
Notable items	(0.05)%	—%	—%	NM	(0.02)%	(0.04)%	(2)bps
Net Spread, Excluding Notable Items	**1.31%**	**1.41%**	**1.47%**	**16bps**	**1.26%**	**1.47%**	**21bps**
Net investment earnings, excluding notable items	4.25%	4.76%	4.89%	64bps	3.81%	4.74%	93bps
Cost of funds, excluding notable items	(2.50)%	(3.00)%	(3.10)%	(60)bps	(2.16)%	(2.90)%	(74)bps
Net investment spread, excluding notable items	1.78%	1.80%	1.83%	5bps	1.68%	1.88%	20bps
Alternative net return delta to long-term expectation	*4.88%*	*4.53%*	*1.90%*	*NM*	*3.12%*	*3.06%*	*(6)bps*
Impact to Net Spread	*0.30%*	*0.25%*	*0.10%*	*(20)bps*	*0.19%*	*0.16%*	*(3)bps*
($ in millions)							
Average net invested assets[1]	201,600	212,761	222,391	10%	194,387	214,659	10%
Average net invested assets - fixed income[1]	189,509	201,035	210,688	11%	182,414	202,761	11%
Average net invested assets - alternatives[1]	12,091	11,726	11,703	(3)%	11,973	11,898	(1)%

1. Second vintage of strategic third-party sidecar began supporting Athene's organic growth on July 1, 2023, with Athene Life Re Ltd. ("ALRe") selling 50% of the economic interests in ACRA 2 to ADIP II. Effective December 31, 2023, ADIP II's ownership of economic interests in ACRA 2 increased to 60%, with ALRe owning the remaining 40% of economic interests.

11

Retail: Strong activity, including record quarterly sales from fixed indexed annuities, underwritten to attractive returns with continued progress on distribution expansion within financial institutions Flow Reinsurance: Strong first quarter driven by continued growth of current platforms and further expansion into Asia Pacific Pension Group Annuities: Competitive on a variety of transactions despite none being executed Funding Agreements1: Record quarterly inflows primarily driven by a resurgence in public FABN issuance amid more favorable market conditions $827 $790 $704 $1,148 $1,255 $1,421 $1,255 $2,509 $2,469 $3,108 $3,237 FRE SRE 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 LTM 1Q'24 $3 $9 $13 $28 $48 $63 $20 3 5 7 8 21 35 104 2 6 6 11 23 6 11 10 8 10 7 8 2014 2016 2018 2020 2022 2023 1Q'24 1. Comprised of funding agreements issued under funding agreement backed notes (“FABN”) program, secured and other funding agreements, funding agreements issued to the Federal Home Loan Bank (“FHLB”) and long term repurchase agreements. 2. For periods prior to 2022, SRE represents Athene’s historically reported adjusted operating income available to common stockholders excluding the change in fair value of Apollo Operating Group Units, equity based compensation related to Athene’s long-term incentive plan, and operating income tax. Retirement Services: Strong Growth Profile Athene Gross Organic Inflows Spread Related Earnings2 ~20x ($ in billions) >95% correlation between SRE and FRE 12 ($ in millions) 1Q'24 Highlights:

APOLLO

Retirement Services: Portfolio & Spread Highlights

Investment Portfolio Highlights

- 97% of Athene's fixed income portfolio[1] is invested in investment grade assets
- Apollo Asset Management aims to generate 30 to 40 basis points of asset outperformance across Athene's portfolio
- Target asset classes which generate illiquidity or structuring premium such as CLOs and ABS, not incremental credit risk
- CRE investments are virtually all debt (i.e., not equity) and well-suited for Athene's long duration liability profile - more information can be found on Athene's website here[2]
- Focus on directly originated, senior secured loans where control of origination results in better risk-adjusted return
- Historical average annual credit losses across total portfolio of 11 basis points[3] over the past five years compared to 13 basis points for the industry[4]
- Floating Rate Portfolio: 20% or $44 billion of Athene's portfolio[5] is invested in floating rate assets, and 7% or $16 billion net of floating rate liabilities[6], which decreased by 5%, or $9 billion, quarter-over-quarter due to previously communicated hedging plans

Retirement Services Net Spread Bridge (QoQ)


1.41%
4Q'23
0.06%
Higher income from on-the-margin deployment, net of cash drag
0.14%
Higher return on Alts portfolio
(0.12)%
Higher cost of funds on new business
(0.05)%
Higher cost of funds from floating rate hedging actions and in-force business
0.03%
Other[7]
1.47%
1Q'24

1. As of March 31, 2024, 97% of $159 billion of available for sale securities designated NAIC 1 or 2. 2. The contents of any website linked in this presentation are not incorporated by reference and only speak as of the date listed thereon. 3. Athene's statutory fixed income impairments adjusted to include changes in mortgage loan specific reserves in relation to average invested assets of regulated entities in the U.S. and Bermuda. 4. Industry average represents U.S. statutory impairments adjusted to include changes in mortgage loan specific reserves per SNL Financial. Industry average includes AEL, AIG, AMP, BHF, EQH, FG, LNC, MET, PFG, PRU, VOYA and Transamerica. 5. Defined as Athene's net invested assets, which totaled $227 billion, as of March 31, 2024. 6. Floating rate liabilities at notional were approximately $28 billion, or approximately 13% of Athene's net invested assets, as of March 31, 2024. 7. Other represents various items including strategic capital management fees, operating expenses, interest and other financing costs, changes in asset mix, and the impact from the ADIP II increase in the economic interests of ACRA 2 from 50% to 60% effective December 31, 2023.

13

• Realized performance fees of $94 million remained muted as monetization activity from sizeable flagship private equity funds (Fund VIII & IX) continues to be prudently delayed amid a challenging exit environment • Compensation ratio of 77% for the twelve months ended March 31, 2024 reflects a period of lower realized performance fees while market conditions are less accommodative for monetization activity 1. Realized investment income for 4Q'23 and LTM 1Q'24 includes $42 million of losses related to the liquidations of Apollo Strategic Growth Capital II and Acropolis Infrastructure Acquisition Corp., special purpose acquisition companies ("SPACs") sponsored by Apollo. ($ in millions, except per share amounts) 1Q'23 4Q'23 1Q'24 % Change vs. 1Q'23 LTM 1Q'23 LTM 1Q'24 % Change vs. LTM 1Q'23 Realized performance fees $164 $269 $94 (42.7)% $632 $672 6.3% Realized investment income1 28 (37) 14 (50.0)% 132 (16) NM Realized principal investing compensation (170) (167) (73) (57.1)% (599) (504) (15.9)% Other operating expenses (14) (14) (14) —% (60) (56) (6.7)% Principal Investing Income $8 $51 $21 162.5% $105 $96 (8.6)% PII per share $0.01 $0.08 $0.03 200.0% $0.17 $0.15 (11.8)% PII Compensation Ratio 88.7% 71.9% 67.6% 78.5% 76.8% Principal Investing Segment 14

$81 $47 $81 Yield Hybrid Equity • Performance Fee-Eligible AUM of $209 billion increased 14% year-over-year primarily due to third-party Asset Management fundraising, particularly for Fund X • Performance Fee-Generating AUM of $138 billion increased 21% year-over-year due to positive investment performance across Equity, Hybrid and Yield strategies • Dry Powder was $65 billion as of quarter-end, including a record $50 billion of Dry Powder with future management fee potential Performance Fee-Eligible AUM ($bn) Performance Fee-Generating AUM ($bn) Dry Powder ($bn) $63 $28 $47 Yield Hybrid Equity $23 $13 $29 Yield Hybrid Equity $65bn$138bn$209bn Note: AUM and Dry Powder totals may not add due to rounding. Dry Powder includes capital available for investment included within performance fee-eligible AUM as well as capital available for investment which does not earn any performance fees. Performance Fee AUM and Dry Powder 15

APOLLO

Investment Performance Highlights and Net Accrued Performance Fees

Investment Performance Highlights

Appreciation / gross returns	1Q'24	LTM 1Q'24
Yield		
Corporate Credit[1]	2.9%	11.9%
Structured Credit	3.8%	15.4%
Direct Origination	3.9%	18.8%
Hybrid		
Hybrid Value	4.0%	16.2%
Credit Strategies and Accord	3.3%	12.6%
Equity		
Flagship Private Equity	2.8%	10.5%
European Principal Finance	0.2%	(3.5)%

Net Accrued Performance Fee Receivable[2] (QoQ)

($ in millions, except per share amounts)



$2.44
+$0.23
Net unrealized performance fees/other[3]
Net realized performance fees
$(0.14)
$2.53
4Q'23
1Q'24
$1,507
$138
$(85)
$1,560

1. CLOs are included within corporate credit. The 1Q'24 and LTM 1Q'24 gross returns for CLOs were 2.0% and 10.8%, respectively. CLO returns are calculated based on gross return on assets and exclude performance related to Redding Ridge. 2. Net Accrued Performance Fee Receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments. 3. Net unrealized performance fees/other includes (i) unrealized performance fees, net of unrealized profit sharing expense and (ii) certain transaction related charges, and excludes general partner obligations to return previously distributed performance fees.

16

APOLLO

Capital Strength

- Deployed $512 million for share repurchases in the first quarter to offset dilution from share issuances under equity incentive plans
- Returned a total of $1.1 billion of capital to stockholders over the last twelve months through a combination of quarterly base dividends and opportunistic share repurchases, while allocating $100 million of capital to strategically invest in future growth of the business

HoldCo & Asset Management Summary Balance Sheet Highlights[1]

($ in millions, except per share amounts)	4Q'23	1Q'24
Cash and cash equivalents	$2,746	$2,466
Investments, net	2,561	2,583
Net accrued performance fees receivable[2]	1,507	1,560
Net clawback payable[3]	(75)	(85)
Debt	(3,883)	(3,856)
Net Balance Sheet Value	$2,856	$2,668
Net Balance Sheet Value per share	$4.62	$4.32
Net Balance Sheet Value / AUM	0.44%	0.40%
Adjusted Net Income Shares Outstanding	618	617

Financial Strength Ratings

A / A2 / A
Apollo Global Management
rated by Fitch, Moody's, S&P

A / A2 / A
Apollo Asset Management
rated by Fitch, Moody's, S&P

A+ / A+ / A1 / A
Athene[4]
rated by Fitch, S&P, Moody's, AM Best

1. Amounts presented are for Apollo Global Management, Inc. and consolidated subsidiaries, and excludes Athene and consolidated VIEs. 2. Net accrued performance fees receivable excludes profit sharing expected to be settled in the form of equity-based awards. 3. Net clawback payable includes general partner obligations to return previously distributed performance fees offset by clawbacks from certain employees and former employees for the potential return of profit sharing distributions. 4. For Athene, represents financial strength ratings of Athene's primary insurance subsidiaries.

17

Supplemental Details

APOLLO

AUM Rollforward

Total AUM Rollforward[1]

Three Months Ended March 31, 2024

($ in millions)	Yield[4]	Hybrid	Equity	Total
Beginning Balance	**$480,452**	**$62,463**	**$107,861**	**$650,776**
Inflows	36,658	1,360	1,817	39,835
Outflows[2,3]	(17,987)	(706)	(1,666)	(20,359)
Net Flows	**18,671**	**654**	**151**	**19,476**
Realizations	(4,737)	(507)	(2,398)	(7,642)
Market Activity	6,218	1,051	1,125	8,394
Ending Balance	**$500,604**	**$63,661**	**$106,739**	**$671,004**

Twelve Months Ended March 31, 2024

($ in millions)	Yield[4]	Hybrid	Equity	Total
Beginning Balance	**$438,070**	**$58,955**	**$100,704**	**$597,729**
Inflows	117,779	8,658	13,610	140,047
Outflows[2,3]	(56,304)	(1,754)	(3,260)	(61,318)
Net Flows	**61,475**	**6,904**	**10,350**	**78,729**
Realizations	(17,357)	(6,129)	(7,641)	(31,127)
Market Activity	18,416	3,931	3,326	25,673
Ending Balance	**$500,604**	**$63,661**	**$106,739**	**$671,004**

Fee-Generating AUM Rollforward[1]

Three Months Ended March 31, 2024

($ in millions)	Yield[4]	Hybrid	Equity	Total
Beginning Balance	**$411,166**	**$28,387**	**$53,399**	**$492,952**
Inflows	29,471	839	869	31,179
Outflows[2,3]	(21,024)	(765)	(743)	(22,532)
Net Flows	**8,447**	**74**	**126**	**8,647**
Realizations	(1,002)	(222)	(442)	(1,666)
Market Activity	5,911	355	(102)	6,164
Ending Balance	**$424,522**	**$28,594**	**$52,981**	**$506,097**

Twelve Months Ended March 31, 2024

($ in millions)	Yield[4]	Hybrid	Equity	Total
Beginning Balance	**$368,237**	**$28,481**	**$48,489**	**$445,207**
Inflows	103,822	3,652	8,846	116,320
Outflows[2,3]	(61,533)	(3,249)	(2,874)	(67,656)
Net Flows	**42,289**	**403**	**5,972**	**48,664**
Realizations	(3,197)	(1,350)	(1,474)	(6,021)
Market Activity	17,193	1,060	(6)	18,247
Ending Balance	**$424,522**	**$28,594**	**$52,981**	**$506,097**

1. Inflows at the individual strategy level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-strategy transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income. 2. 1Q'24 outflow activity for Total AUM and FGAUM included $7 billion resulting from the previously announced conclusion of the Atlas SP-Credit Suisse investment management agreement. Management fees were not impacted due to offsetting changes resulting from a fee basis adjustment under the existing agreement between Apollo and Atlas. 3. Included in the 1Q'24 outflows for Total AUM and FGAUM are $1.5 billion and $1.3 billion of redemptions, respectively. Included in the LTM 1Q'24 outflows for Total AUM and FGAUM are $6.3 billion and $5.6 billion of redemptions, respectively. 4. As of 1Q'24, Yield AUM includes $30.3 billion of CLOs, $4.7 billion of which Apollo earns fees based on gross assets and $25.6 billion of which relates to Redding Ridge, from which Apollo earns fees based on net asset value.

19

APOLLO

Retirement Services Flows & Invested Assets

- Third-party capital enables Athene to grow in a highly capital efficient manner, supporting nearly 30% of Athene's gross new business volume in the first quarter
- A new reinsurance agreement with Catalina on a portion of Athene's retail annuity business supported 5% of this growth

($ in millions)	1Q'24
Invested Assets	
Gross invested assets	$292,837
Invested assets attributable to ADIP	(65,482)
Net invested assets[1]	$227,355

($ in millions)	1Q'24	LTM 1Q'24
Flows by Channel		
Retail	$9,663	$36,378
Flow reinsurance	2,390	11,144
Funding agreements[2]	8,041	13,734
Pension group annuities	—	10,318
Gross organic inflows	20,094	71,574
Gross inorganic inflows[3]	—	2,214
Total gross inflows	20,094	73,788
Gross outflows[4]	(8,035)	(35,024)
Net flows	$12,059	$38,764
Flows attributable to Athene vs. Third Parties		
Inflows attributable to Athene[5]	$14,591	$45,695
Inflows attributable to ADIP[5]	4,437	27,027
Inflows ceded to third-party reinsurers[6]	1,066	1,066
Total gross inflows	20,094	73,788
Outflows attributable to Athene	(6,748)	(29,980)
Outflows attributable to ADIP	(1,287)	(5,044)
Total gross outflows[4]	$(8,035)	$(35,024)

($ in millions)	1Q'24	LTM 1Q'24
Outflows attributable to Athene by type		
Maturity-driven, contractual-based outflows[7]	$(2,818)	$(11,994)
Policyholder-driven outflows[8]	(3,930)	(15,263)
Income oriented withdrawals (planned)[9]	*(1,691)*	*(6,889)*
From policies out-of-surrender-charge (planned)[10]	*(1,512)*	*(5,580)*
From policies in-surrender-charge (unplanned)[11]	*(727)*	*(2,794)*
Core outflows	**(6,748)**	**(27,257)**
Strategic reinsurance transactions[12]	—	(2,723)
Outflows attributable to Athene	**$(6,748)**	**$(29,980)**
Annualized rate[13]		
Maturity-driven, contractual-based outflows[7]	(5.1)%	(5.6)%
Policyholder-driven outflows[8]	(7.0)%	(7.1)%
Income oriented withdrawals (planned)[9]	*(3.0)%*	*(3.2)%*
From policies out-of-surrender-charge (planned)[10]	*(2.7)%*	*(2.6)%*
From policies in-surrender-charge (unplanned)[11]	*(1.3)%*	*(1.3)%*
Core outflows	**(12.1)%**	**(12.7)%**
Strategic reinsurance transactions[12]	—%	(1.3)%
Outflows attributable to Athene	**(12.1)%**	**(14.0)%**

Note: Footnotes 3-13 can be found in the endnotes on page 36. 1. Net invested assets are a component of Apollo's total AUM reported under the Asset Management segment and should not be viewed as additive to total AUM disclosed previously. Refer to the reconciliations of GAAP to Non-GAAP measures on pages 26 to 30 for additional reconciliation to the Company's presentation of non-GAAP measures. 2. Funding agreements are comprised of funding agreements issued under Athene's FABN program, secured and other funding agreements, funding agreements issued to the FHLB and long term repurchase agreements.

20

APOLLO

Sharecount Reconciliation

Share Reconciliation	1Q'23	2Q'23	3Q'23	4Q'23	1Q'24
Total GAAP Common Stock Outstanding	567,394,604	566,809,153	567,565,120	567,762,932	569,003,922
Non-GAAP Adjustments:					
Mandatory Convertible Preferred Stock[1]	—	—	15,999,683	15,564,983	14,524,381
Vested RSUs	12,781,851	12,771,092	12,502,457	22,072,379	18,438,577
Unvested RSUs Eligible for Dividend Equivalents	16,301,241	15,790,288	15,681,753	12,603,041	15,075,269
Adjusted Net Income Shares Outstanding	**596,477,696**	**595,370,533**	**611,749,013**	**618,003,335**	**617,042,149**

Share Activity	1Q'23	2Q'23	3Q'23	4Q'23	1Q'24
Shares Issued to Employees	3,476,408	398,577	482,310	270,830	3,399,930
Shares Repurchased[2]					
# of Shares	8,996,685	1,393,735	259,245	797,809	4,629,336
Average Cost[3]	$68.89	$65.92	$86.11	$87.23	$110.68
Capital Utilized	$619.8 million	$91.9 million	$22.3 million	$69.6 million	$512.4 million
Share Repurchase Plan Authorization Remaining[4]	$1.11 billion	$1.02 billion	$993.4 million	$923.8 million	$2.49 billion

1. Reflects the number of shares of underlying common stock assumed to be issuable upon conversion of the Mandatory Convertible Preferred Stock during each period. 2. Since January 1, 2022, the Company in its discretion has elected to repurchase 1.0 million shares of common stock for $64.7 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the repurchase plan described in footnote 4 and accordingly are not reflected in the above share repurchase activity table. 3. Average cost reflects total capital used for share repurchases in a given period divided by the number of shares purchased. 4. Pursuant to a share repurchase program that was publicly announced on January 3, 2022, as amended on February 21, 2023, the Company was authorized to repurchase (i) up to an aggregate of $1.0 billion of shares of its common stock in order to opportunistically reduce its share count and (ii) up to an aggregate of $1.5 billion of shares of its common stock in order to offset the dilutive impact of share issuances under its equity incentive plans. On February 8, 2024, the AGM board of directors terminated the Company's prior share repurchase program and approved a new share repurchase program, pursuant to which, the Company is authorized to repurchase up to $3.0 billion of shares of its common stock. The share repurchase program may be used to repurchase outstanding shares of common stock as well as to reduce shares that otherwise would have been issued to participants under the Company's equity incentive plans in order to satisfy associated tax obligations.

21

Reconciliations and Disclosures

APOLLO

Investment Record as of March 31, 2024

(in millions, except IRR)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Equity:										
Fund X	2023	$ 19,992	$ 19,877	$ 3,522	$ 645	$ 3,165	$ 3,766	$ 4,411	NM[4]	NM[4]
Fund IX	2018	34,294	24,729	20,853	11,467	15,244	25,874	37,341	31 %	21 %
Fund VIII	2013	8,334	18,377	16,536	22,888	4,720	5,301	28,189	14	10
Fund VII	2008	—	14,677	16,461	34,294	—	—	34,294	33	25
Fund VI	2006	363	10,136	12,457	21,136	405	—	21,136	12	9
Fund V	2001	—	3,742	5,192	12,724	—	—	12,724	61	44
Fund I, II, III, IV & MIA[1]	Various	10	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[2]		$ 62,993	$ 98,858	$ 83,774	$ 120,554	$ 23,534	$ 34,941	$ 155,495	39	24
EPF IV	2023	3,110	3,017	686	68	621	781	849	18	11
EPF III	2017	3,444	4,455	4,928	4,024	2,029	2,422	6,446	12	7
Total Equity		$ 69,547	$ 106,330	$ 89,388	$ 124,646	$ 26,184	$ 38,144	$ 162,790		
Hybrid:										
AIOF III[3]	N/A	$ 962	$ 972	$ 140	$ —	$ 140	$ 140	$ 140	NM[4]	NM[4]
AIOF II	2021	2,630	2,542	1,768	646	1,330	1,571	2,217	17 %	11 %
AIOF I	2018	402	897	803	1,062	171	220	1,282	23	17
HVF II	2022	4,853	4,592	2,830	150	2,795	3,122	3,272	11	9
HVF I	2019	3,453	3,238	3,697	4,053	1,185	1,551	5,604	23	18
Accord VI[5]	2024	1,857	1,701	126	13	116	122	135	NM[4]	NM[4]
Accord V[5]	2022	749	1,922	2,029	1,850	283	300	2,150	11	8
Accord I, II, III, III B & IV[5]	Various	—	6,070	4,765	5,137	—	—	5,137	22	17
Accord+	2021	3,153	2,370	5,305	3,537	2,135	2,268	5,805	16	12
Total Hybrid		$ 18,059	$ 24,304	$ 21,463	$ 16,448	$ 8,155	$ 9,294	$ 25,742		

1. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the reorganization of the Company that occurred in 2007. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo's investment professionals. 2. Total IRR is calculated based on total cash flows for all funds presented. 3. Vintage Year is not yet applicable as the fund has not had its final closing. 4. Data has not been presented as the fund's effective date is less than 24 months prior to the period indicated and such information was deemed not meaningful. 5. Accord funds have investment periods shorter than 24 months, therefore Gross and Net IRR are presented after 12 months of investing.

23

($ in millions, except share amounts) 4Q'23 1Q'24 Assets Asset Management Cash and cash equivalents $2,748 $2,473 Restricted cash and cash equivalents 2 2 Investments 5,502 5,599 Assets of consolidated variable interest entities Cash and cash equivalents 62 323 Investments 1,640 2,279 Other assets 177 36 Due from related parties 449 441 Goodwill 264 264 Other assets 2,331 2,386 Retirement Services Cash and cash equivalents 13,020 15,250 Restricted cash and cash equivalents 1,761 1,575 Investments 213,099 226,956 Investments in related parties 25,842 27,283 Assets of consolidated variable interest entities Cash and cash equivalents 98 93 Investments 20,232 21,009 Other assets 110 132 Reinsurance recoverable 4,154 5,183 Deferred acquisition costs, deferred sales inducements and value of business acquired 5,979 6,408 Goodwill 4,065 4,064 Other assets 11,953 12,295 Total Assets $313,488 $334,051 GAAP Balance Sheet (Unaudited) 24

($ in millions, except share amounts) 4Q'23 1Q'24 Liabilities Asset Management Accounts payable, accrued expenses, and other liabilities $3,338 $3,425 Due to related parties 870 825 Debt 3,883 3,856 Liabilities of consolidated variable interest entities Other liabilities 1,145 1,867 Retirement Services Interest sensitive contract liabilities 204,670 220,234 Future policy benefits 53,287 51,672 Market risk benefits 3,751 3,723 Debt 4,209 5,740 Payables for collateral on derivatives and securities to repurchase 7,536 8,147 Other liabilities 4,456 6,482 Liabilities of consolidated variable interest entities Other liabilities 1,098 1,064 Total Liabilities 288,243 307,035 Redeemable non-controlling interests Redeemable non-controlling interests 12 13 Equity Mandatory Convertible Preferred Stock 1,398 1,398 Common Stock, $0.00001 par value, 90,000,000,000 shares authorized, 569,003,922 and 567,762,932 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively — — Additional paid in capital 15,249 15,167 Retained earnings (accumulated deficit) 2,972 3,862 Accumulated other comprehensive income (loss) (5,575) (5,640) Total Apollo Global Management, Inc. Stockholders' Equity 14,044 14,787 Non-controlling interests 11,189 12,216 Total Equity 25,233 27,003 Total Liabilities, Redeemable non-controlling interests and Equity $313,488 $334,051 GAAP Balance Sheet (Unaudited) - cont'd 25

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in millions)	1Q'23	2Q'23	3Q'23	4Q'23	1Q'24	LTM 1Q'23	LTM 1Q'24
GAAP Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$1,010**	**$599**	**$660**	**$2,732**	**$1,403**	**$(550)**	**$5,394**
Preferred dividends	—	—	22	24	24	—	70
Net income (loss) attributable to non-controlling interests	528	151	(42)	825	338	(360)	1,272
GAAP Net income (loss)	**$1,538**	**$750**	**$640**	**$3,581**	**$1,765**	**$(910)**	**$6,736**
Income tax provision (benefit)	253	201	243	(1,620)	422	(1)	(754)
GAAP Income (loss) before Income tax provision (benefit)	**$1,791**	**$951**	**$883**	**$1,961**	**$2,187**	**$(911)**	**$5,982**
Asset Management Adjustments:							
Equity-based profit sharing expense and other[1]	67	57	62	53	94	246	266
Equity-based compensation	52	58	57	69	74	181	258
Special equity-based compensation and other charges[2]	—	—	—	438	—	—	438
Transaction-related charges[3]	(3)	(4)	25	14	55	(44)	90
Merger-related transaction and integration costs[4]	7	5	5	10	8	59	28
(Gains) losses from changes in tax receivable agreement liability	—	—	—	13	—	12	13
Net (income) loss attributable to non-controlling interests in consolidated entities	(523)	(192)	28	(869)	(377)	327	(1,410)
Unrealized performance fees	(239)	86	(91)	117	(268)	204	(156)
Unrealized profit sharing expense	135	1	55	(12)	159	(36)	203
HoldCo interest and other financing costs	21	20	36	11	15	104	82
Unrealized principal investment (income) loss	(10)	(29)	(27)	(22)	(11)	84	(89)
Unrealized net (gains) losses from investment activities and other	12	8	30	(24)	(28)	(114)	(14)
Retirement Services Adjustments:							
Investment (gains) losses, net of offsets	(397)	563	663	(999)	22	4,434	249
Non-operating change in insurance liabilities and related derivatives[5]	135	(304)	(431)	418	(673)	(649)	(990)
Integration, restructuring and other non-operating expenses	29	28	41	32	30	128	131
Equity-based compensation expense	16	13	13	46	13	60	85
Segment Income	**$1,093**	**$1,261**	**$1,349**	**$1,256**	**$1,300**	**$4,085**	**$5,166**
HoldCo interest and other financing costs	(21)	(20)	(36)	(11)	(15)	(104)	(82)
Taxes and related payables	(227)	(231)	(268)	(63)	(221)	(807)	(783)
Adjusted Net Income	**$845**	**$1,010**	**$1,045**	**$1,182**	**$1,064**	**$3,174**	**$4,301**
Notable items	(25)	—	(90)	—	—	(41)	(90)
Tax impact of notable items	5	—	19	—	—	8	19
Adjusted Net Income, Excluding Notable Items	**$825**	**$1,010**	**$974**	**$1,182**	**$1,064**	**$3,141**	**$4,230**

1. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are required to be used by employees of Apollo to purchase restricted shares of common stock or is delivered in the form of RSUs, which are granted under the Equity Plan. Equity-based profit sharing expense and other also includes performance grants which are tied to the Company's receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense. 2. Special equity-based compensation and other charges includes equity-based compensation expense and associated taxes related to the previously announced special fully vested equity grants to certain senior leaders. 3. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges. 4. Merger-related transaction and integration costs includes advisory services, technology integration, equity-based compensation charges and other costs associated with the Company's merger with Athene. 5. Includes change in fair values of derivatives and embedded derivatives, non-operating change in funding agreements, change in fair value of market risk benefits, and non-operating change in liability for future policy benefits.

26

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd

($ in millions)	Year ended December 31,									
	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
GAAP Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$168**	**$134**	**$403**	**$616**	**$(42)**	**$807**	**$120**	**$1,802**	**$(1,961)**	**$5,001**
Preferred dividends	—	—	—	14	32	37	37	37	—	46
Net income (loss) attributable to non-controlling interests	562	216	567	814	29	693	310	2,428	(1,546)	1,462
GAAP Net income (loss)	**$730**	**$350**	**$970**	**$1,444**	**$19**	**$1,537**	**$467**	**$4,267**	**$(3,507)**	**$6,509**
Income tax provision (benefit)	147	27	91	326	86	(129)	86	594	(739)	(923)
GAAP Income (loss) before Income tax provision (benefit)	**$877**	**$377**	**$1,061**	**$1,770**	**$105**	**$1,408**	**$553**	**$4,861**	**$(4,246)**	**$5,586**
Asset Management Adjustments:										
Equity-based profit sharing expense and other[1]	—	1	3	7	91	96	129	146	276	239
Equity-based compensation	105	62	63	65	68	71	68	80	185	236
Special equity-based compensation and other charges[2]	—	—	—	—	—	—	—	—	—	438
Preferred dividends	—	—	—	(14)	(32)	(37)	(37)	(37)	—	—
Transaction-related charges[3]	34	39	55	17	(6)	49	39	35	(42)	32
Merger-related transaction and integration costs[4]	—	—	—	—	—	—	—	67	70	27
Charges associated with corporate conversion	—	—	—	—	—	22	4	—	—	—
(Gains) losses from changes in tax receivable agreement liability	(32)	—	(3)	(200)	(35)	50	(12)	(10)	26	13
Net (income) loss attributable to non-controlling interests in consolidated entities	(157)	(21)	(6)	(9)	(32)	(31)	(118)	(418)	1,499	(1,556)
Unrealized performance fees	1,348	358	(511)	(689)	783	(435)	(35)	(1,465)	(2)	(127)
Unrealized profit sharing expense	(517)	(137)	180	226	(275)	208	33	649	20	179
One-time equity-based compensation charges[5]	—	—	—	—	—	—	—	949	—	—
HoldCo interest and other financing costs	19	27	39	59	69	98	154	170	122	88
Unrealized principal investment (income) loss	22	13	(65)	(95)	62	(88)	(62)	(222)	176	(88)
Unrealized net (gains) losses from investment activities and other	(260)	(79)	(139)	(95)	193	(135)	421	(2,431)	(144)	26
Retirement Services Adjustments:										
Investment (gains) losses, net of offsets	—	—	—	—	—	—	—	—	7,467	(170)
Non-operating change in insurance liabilities and related derivatives[6]	—	—	—	—	—	—	—	—	(1,433)	(182)
Integration, restructuring and other non-operating expenses	—	—	—	—	—	—	—	—	133	130
Equity-based compensation expense	—	—	—	—	—	—	—	—	56	88
Segment Income	**$1,439**	**$640**	**$677**	**$1,042**	**$991**	**$1,276**	**$1,137**	**$2,374**	**$4,163**	**$4,959**
HoldCo interest and other financing costs	(19)	(27)	(39)	(59)	(69)	(98)	(154)	(170)	(122)	(88)
Taxes and related payables	(74)	(10)	(10)	(26)	(44)	(62)	(90)	(172)	(795)	(789)
Adjusted Net Income	**$1,346**	**$603**	**$628**	**$957**	**$878**	**$1,116**	**$893**	**$2,032**	**$3,246**	**$4,082**
Notable items	—	—	—	—	—	—	—	—	3	(115)
Tax impact of notable items	—	—	—	—	—	—	—	—	(1)	24
Adjusted Net Income, Excluding Notable Items	**$—**	**$—**	**$—**	**$—**	**$—**	**$—**	**$—**	**$—**	**$3,248**	**$3,991**

1. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are required to be used by employees of Apollo to purchase restricted shares of common stock or is delivered in the form of RSUs, which are granted under the Equity Plan. Equity-based profit sharing expense and other also includes performance grants which are tied to the Company's receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense. 2. Special equity-based compensation and other charges includes equity-based compensation expense and associated taxes related to the previously announced special fully vested equity grants to certain senior leaders. 3. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges. 4. Merger-related transaction and integration costs includes advisory services, technology integration, equity-based compensation charges and other costs associated with the Company's merger with Athene. 5. Includes one-time equity-based compensation expense and associated taxes related to the Company's compensation structure reset. 6. Includes change in fair values of derivatives and embedded derivatives, non-operating change in funding agreements, change in fair value of market risk benefits, and non-operating change in liability for future policy benefits.

27

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd 28 ($ in millions) 4Q'23 1Q'24 Investments, at fair value $ 1,489 $ 1,469 Equity method investments 1,072 1,116 Other1 — (2) Investments, net $ 2,561 $ 2,583 ($ in millions) 4Q'23 1Q'24 Performance allocations $ 2,941 $ 3,014 Incentive fees receivable2 21 24 Profit sharing payable2 (1,669) (1,703) Other1 214 225 Net Accrued Performance Fee Receivable $ 1,507 $ 1,560 ($ in millions) 4Q'23 1Q'24 Investments, at fair value $ 1,489 $ 1,469 Equity method investments 1,072 1,116 Performance allocations 2,941 3,014 Total GAAP Investments – Asset Management $ 5,502 $ 5,599 1. Other primarily includes adjustments related to consolidated funds and VIEs. Other also includes amounts related to certain profit sharing arrangements between investments, net and net accrued performance fee receivable. 2. Incentive fees receivable and Profit sharing payable are included within Due from related parties and Accounts payable, accrued expenses, and other liabilities, respectively, on the GAAP balance sheet.

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd

($ in millions)	2014	2015	2016	2017	2018	2019	2020	2021
	Year ended December 31,							
Net income available to Athene Holding Ltd. common stockholders	$ 471	$ 579	$ 773	$ 1,358	$ 1,053	$ 2,136	$ 1,446	$ 3,718
Preferred stock dividends	—	—	—	—	—	36	95	141
Net income (loss) attributable to non-controlling interest	15	16	—	—	—	13	380	(59)
Net income	$ 486	$ 595	$ 773	$ 1,358	$ 1,053	$ 2,185	$ 1,921	$ 3,800
Income tax expense (benefit)	53	—	(61)	106	122	117	285	386
Income before income tax	$ 539	$ 595	$ 712	$ 1,464	$ 1,175	$ 2,302	$ 2,206	$ 4,186
Investment gains (losses), net of offsets	152	(56)	47	199	(274)	994	733	1,024
Non-operating change in insurance liabilities and related derivatives, net of offsets[1]	(28)	(30)	67	230	242	(65)	(235)	692
Integration, restructuring and other non-operating expenses	(279)	(58)	(22)	(68)	(22)	(70)	(10)	(124)
Stock compensation expense	(148)	(67)	(84)	(45)	(26)	(27)	(25)	(38)
Preferred stock dividends	—	—	—	—	—	36	95	141
Non-controlling interests - pre-tax income (loss)	15	16	—	—	—	13	393	(18)
Less: Total adjustments to income before income tax	(288)	(195)	8	316	(80)	881	951	1,677
Spread related earnings	$ 827	$ 790	$ 704	$ 1,148	$ 1,255	$ 1,421	$ 1,255	$ 2,509

1. Includes change in fair values of derivatives and embedded derivatives, net of offsets.

29

($ in millions) 1Q'24 Total investments, including related parties $ 254,239 Derivative assets (7,159) Cash and cash equivalents (including restricted cash) 16,825 Accrued investment income 2,332 Net receivable (payable) for collateral on derivatives (4,293) Reinsurance impacts (1,358) VIE assets, liabilities and non-controlling interests 14,979 Unrealized (gains) losses 17,809 Ceded policy loans (171) Net investment receivables (payables) (950) Allowance for credit losses 615 Other investments (31) Total adjustments to arrive at gross invested assets 38,598 Gross invested assets $ 292,837 ACRA non-controlling interests (65,482) Net invested assets $ 227,355 Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd 30

• “Segment Income”, or “SI”, is the key performance measure used by management in evaluating the performance of the asset management, retirement services, and principal investing segments. Management uses Segment Income to make key operating decisions such as the following: ▪ decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; ▪ decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; ▪ decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year; and ▪ decisions related to the amount of earnings available for dividends to Common Stockholders and holders of RSUs that participate in dividends. Segment Income is the sum of (i) Fee Related Earnings, (ii) Spread Related Earnings, and (iii) Principal Investing Income. Segment Income excludes the effects of the consolidation of any of the related funds and SPACs, HoldCo interest and other financing costs not attributable to any specific segment, Taxes and Related Payables, transaction-related charges and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration, and certain other charges associated with acquisitions, and restructuring charges. In addition, Segment Income excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. • “Fee Related Earnings”, or “FRE”, is a component of Segment Income that is used to assess the performance of the Asset Management segment. FRE is the sum of (i) management fees, (ii) capital solutions and other related fees, (iii) fee-related performance fees from indefinite term vehicles, that are measured and received on a recurring basis and not dependent on realization events of the underlying investments, excluding performance fees from Athene and performance fees from origination platforms dependent on capital appreciation, and (iv) other income, net, less (a) fee-related compensation, excluding equity-based compensation, (b) non-compensation expenses incurred in the normal course of business, (c) placement fees and (d) non-controlling interests in the management companies of certain funds the Company manages. • “Spread Related Earnings”, or “SRE” is a component of Segment Income that is used to assess the performance of the Retirement Services segment, excluding certain market volatility, which consists of investment gains (losses), net of offsets and non-operating change in insurance liabilities and related derivatives, and certain expenses related to integration, restructuring, equity-based compensation, and other expenses. For the Retirement Services segment, SRE equals the sum of (i) the net investment earnings on Athene’s net invested assets and (ii) management fees received on business managed for others, less (x) cost of funds, (y) operating expenses excluding equity- based compensation and (z) financing costs including interest expense and preferred dividends, if any, paid to Athene preferred stockholders. • “Principal Investing Income”, or “PII” is a component of Segment Income that is used to assess the performance of the Principal Investing segment. For the Principal Investing segment, PII is the sum of (i) realized performance fees, including certain realizations received in the form of equity, (ii) realized investment income, less (x) realized principal investing compensation expense, excluding expense related to equity-based compensation, and (y) certain corporate compensation and non-compensation expenses. • “Adjusted Net Income” or “ANI” represents Segment Income less HoldCo interest and other financing costs and estimated income taxes. Adjusted Net Income is calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”). Income taxes on FRE and PII represents the total current corporate, local, and non-U.S. taxes as well as the current payable under Apollo’s tax receivable agreement. Income taxes on FRE and PII excludes the impacts of deferred taxes and the remeasurement of the tax receivable agreement, which arise from changes in estimated future tax rates. For purposes of calculating the Adjusted Net Income tax rate, Segment Income is reduced by HoldCo interest and financing costs. Certain assumptions and methodologies that impact the implied FRE and PII income tax provision are similar to those used under U.S. GAAP. Specifically, certain deductions considered in the income tax provision under U.S. GAAP relating to transaction related charges, equity-based compensation, and tax deductible interest expense are taken into account for the implied tax provision. Income Taxes on SRE represent the total current and deferred tax expense or benefit on income before taxes adjusted to eliminate the impact of the tax expense or benefit associated with the non-operating adjustments. Management believes the methodologies used to compute income taxes on FRE, SRE, and PII are meaningful to each segment and increases comparability of income taxes between periods. • “Spread Related Earnings, Excluding Notable Items” represents SRE with an adjustment to exclude notable items. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. We use this measure to assess the long-term performance of the Retirement Services segment against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the segment. We view this non-GAAP measure as an additional measure that provides insight to management and investors on the historical, period-to-period comparability of the Company’s key non-GAAP operating measures. Definitions 31

• "Adjusted Net Income, Excluding Notable Items" represents ANI with an adjustment related to our Retirement Services segment to exclude notable items. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. We use this measure to assess the long-term performance of the business against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the business. We view this non-GAAP measure as an additional measure that provides insight to management and investors on the historical, period-to-period comparability of the Company’s key non- GAAP operating measures. • “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. AUM equals the sum of: 1. the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the yield and certain hybrid funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in yield, gross asset value plus available financing capacity; 2. the fair value of the investments of equity and certain hybrid funds, partnerships and accounts Apollo manages or advises, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any Apollo Fund management agreements. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in its funds; and (3) the AUM measures that Apollo uses internally or believes are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM, Gross capital deployed and Dry powder as performance measurements of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “Fee-Generating AUM” or “FGAUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. Definitions - cont'd 32

• “Performance Fee-Eligible AUM” or “PFEAUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. • “ACRA” refers to Athene Co-Invest Reinsurance Affiliate Holding Ltd, together with its subsidiaries, and Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd, together with its subsidiaries ("ACRA 2"). • “ADIP” refers to Apollo/Athene Dedicated Investment Program and Apollo/Athene Dedicated Investment Program II ("ADIP II"), funds managed by Apollo including third-party capital that, through ACRA, invest alongside Athene in certain investments. • "Adjusted Net Income Shares Outstanding" or "ANI Shares Outstanding" consists of total shares of Common Stock outstanding, RSUs that participate in dividends, and shares of Common Stock assumed to be issuable upon the conversion of the shares of Mandatory Convertible Preferred Stock. • “Appreciation (depreciation)” of flagship private equity, hybrid value and European principal finance funds refers to gain (loss) and income for the periods presented on a total return basis before giving effect to fees and expenses. The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Athene” refers to Athene Holding Ltd. (together with its subsidiaries, “Athene”), a subsidiary of the Company and a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs, and to which Apollo, through its consolidated subsidiary Apollo Insurance Solutions Group LP (“ISG”), provides asset management and advisory services. • “Athora” refers to a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”). • “Capital solutions fees and other, net” primarily includes transaction fees earned by Apollo Capital Solutions ("ACS") related to underwriting, structuring, arrangement and placement of debt and equity securities, and syndication for funds managed by Apollo, portfolio companies of funds managed by Apollo, and third parties. Capital solutions fees and other, net also includes advisory fees for the ongoing monitoring of portfolio operations and directors' fees. These fees also include certain offsetting amounts including reductions in management fees related to a percentage of these fees recognized ("management fee offset") and other additional revenue sharing arrangements. • “Cost of Funds” includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs, but does not include the proportionate share of the ACRA cost of funds associated with the non-controlling interests. While we believe cost of funds is a meaningful financial metric and enhances the understanding of the underlying profitability drivers of our retirement services business, it should not be used as a substitute for total benefits and expenses presented under U.S. GAAP. • “Debt Origination” represents (i) capital that has been invested in new debt or debt like investments by Apollo's yield and hybrid strategies (whether purchased by Apollo funds and accounts, or syndicated to third parties) where Apollo or one of Apollo's platforms has sourced, negotiated, or significantly affected the commercial terms of the investment; (ii) new capital pools formed by debt issuances, including CLOs; and (iii) net purchases of certain assets by the funds and accounts we manage that we consider to be private, illiquid, and hard to access assets and which the funds and accounts otherwise may not be able to meaningfully access. Debt origination generally excludes any issuance of debt or debt-like investments by the portfolio companies of the funds we manage. • “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses and commitments from perpetual capital vehicles. • “FRE Compensation Ratio” is calculated as fee-related compensation divided by fee-related revenues (which includes management fees, capital solutions fees and other, net, and fee-related performance fees). • “FRE Margin” is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, capital solutions fees and other, net, and fee-related performance fees). 33 Definitions - cont'd

• “Gross Capital Deployment” represents the gross capital that has been invested by the funds and accounts we manage during the relevant period, but excludes certain investment activities primarily related to hedging and cash management functions at the firm. Gross Capital Deployment is not reduced or netted down by sales or refinancings, and takes into account leverage used by the funds and accounts we manage in gaining exposure to the various investments that they have made. • "Gross IRR" of accord series and the European principal finance funds represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non-U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • "Gross IRR" of a traditional private equity or hybrid value fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on March 31, 2024 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • "Gross IRR" of infrastructure funds represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on March 31, 2024 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non- USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a yield fund and Credit Strategies and Accord is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns for these categories are calculated for all funds and accounts in the respective strategies excluding assets for Athene, Athora and certain other entities where Apollo manages or may manage a significant portion of the total company assets. Returns of CLOs represent the gross returns on assets. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “HoldCo” refers to Apollo Global Management, Inc. • “Inflows” within the Asset Management segment represents (i) at the individual strategy level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-strategy transfers, and (ii) on an aggregate basis, the sum of inflows across the yield, hybrid and equity strategies. • “Mandatory Convertible Preferred Stock” refers to the 6.75% Series A Mandatory Convertible Preferred Stock of AGM. • "MidCap Financial" refers to MidCap FinCo Designated Activity Company. • “Net Invested Assets” represent the investments that directly back Athene's net reserve liabilities as well as surplus assets. Net invested assets is used in the computation of net investment earned rate, which is used to analyze the profitability of Athene’s investment portfolio. Net invested assets include (a) total investments on the statements of financial condition, with AFS securities, trading securities and mortgage loans at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) VIE assets, liabilities and non-controlling interest adjustments, (f) net investment payables and receivables, (g) policy loans ceded (which offset the direct policy loans in total investments) and (h) an adjustment for the allowance for credit losses. Net invested assets exclude the derivative collateral offsetting the related cash positions. Athene includes the underlying investments supporting its assumed funds withheld and modco agreements and excludes the underlying investments related to ceded reinsurance transactions in its net invested assets calculation in order to match the assets with the income received. Athene believes the adjustments for reinsurance provide a view of the assets for which it has economic exposure. Net invested assets include Athene’s proportionate share of ACRA investments, based on its economic ownership, but do not include the proportionate share of investments associated with the non-controlling interests. Net invested assets are averaged over the number of quarters in the relevant period to compute a net investment earned rate for such period. While Athene believes net invested assets is a meaningful financial metric and enhances the understanding of the underlying drivers of its investment portfolio, it should not be used as a substitute for total investments, including related parties, presented under U.S. GAAP. • “Net Investment Earned Rate” is computed as the income from Athene's net invested assets divided by the average net invested assets for the relevant period, presented on an annualized basis for interim periods. • “Net Investment Spread” measures Athene's investment performance plus its strategic capital management fees, less its total cost of funds. Net investment earned rate is a key measure of Athene's investment performance while cost of funds is a key measure of the cost of its policyholder benefits and liabilities. 34 Definitions - cont'd

• "Net IRR" of accord series and the European principal finance funds represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • "Net IRR" of a traditional private equity or the hybrid value funds represents the gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • "Net IRR" of infrastructure funds represents the cumulative cash flows in a fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of March 31, 2024 or other date specified is paid to investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Other operating expenses” within the Principal Investing segment represents expenses incurred in the normal course of business and includes allocations of non-compensation expenses related to managing the business. • “Other operating expenses” within the Retirement Services segment represents expenses incurred in the normal course of business inclusive of compensation and non-compensation expenses, but does not include the proportionate share of the ACRA operating expenses associated with the non-controlling interests. • “Perpetual capital” refers to assets under management of certain vehicles with an indefinite duration, which assets may only be withdrawn under certain conditions or subject to certain limitations, including satisfying required hold periods or percentage limits on the amounts that may be redeemed over a particular period. The investment management, advisory or other service agreements with our perpetual capital vehicles may be terminated under certain circumstances. • “PII Compensation Ratio” is calculated as Principal investing compensation divided by the sum of realized performance fees and realized investment income. • “Principal investing compensation” within the Principal Investing segment represents realized performance compensation, distributions related to investment income and dividends, and includes allocations of certain compensation expenses related to managing the business. • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection with risk retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves and excludes amounts, if any, invested on a financed basis with leverage facilities. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include payments in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes. In addition, amounts include committed and funded amounts for certain investments. • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year of a fund’s effective date or the year in which a fund’s investment period commences pursuant to its governing agreements. Definitions - cont'd 35

Retirement Services Flows & Invested Assets (page 20) 3. Gross inorganic inflows represent acquisitions and block reinsurance transactions. On November 6, 2023, Athene entered into an agreement with a Japanese counterparty, effective October 1, 2023, pursuant to which it agreed to reinsure a block of whole life insurance policies on a coinsurance basis. In conjunction with the transaction, Athene entered into an agreement with a leading mortality reinsurer to retrocede the mortality risk related to this block of business. 4. Gross outflows include full and partial policyholder withdrawals on deferred annuities, death benefits, pension group annuity benefit payments, payments on payout annuities, funding agreement repurchases and maturities and block reinsurance outflows. 5. Effective July 1, 2023, ALRe sold 50% of ACRA 2’s economic interests to ADIP II, resulting in approximately $6.8 billion of inflows attributable to Athene for the first six months of 2023 being retroactively attributed to ADIP II. Effective December 31, 2023, ADIP II’s ownership of economic interests in ACRA 2 increased to 60%, with ALRe owning the remaining 40% of economic interests. This resulted in approximately $3.0 billion of inflows attributable to Athene for the year ended December 31, 2023 being retroactively attributed to ADIP II. 6. During the first quarter of 2024, Athene entered into a modco reinsurance agreement with Catalina Re Archdale Life Insurance Company Ltd., a subsidiary of Catalina Holdings (Bermuda) Ltd., to cede a quota share of its retail deferred annuity business issued on or after January 1, 2024. 7. Represents outflows from funding agreements, pension group annuities, and multi-year guarantee fixed annuities (MYGA), all of which occur based on defined maturities or substantially lapse upon reaching their contractual term. Amounts may vary on a quarterly basis, based on the timing of original issuance. 8. Represents outflows from fixed indexed annuities and other applicable products, which have varying degrees of predictability due to policyholder actions. 9. Represents partial annuity withdrawals to meet retirement income needs within contractual annual limits. 10. Represents outflows from policies that no longer have an active surrender charge in force. 11. Represents outflows from policies with an active surrender charge in force. 12. Strategic reinsurance transaction outflows in 3Q'23 related to the portion of the reinsurance business recaptured by Venerable Insurance and Annuity Company. 13. The outflow rate is calculated as outflows attributable to Athene divided by Athene average net invested assets for the respective period, on an annualized basis. Endnotes 36

Forward-Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, Inc. and its subsidiaries, or as the context may otherwise require. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to inflation, interest rate fluctuations and market conditions generally, the impact of energy market dislocation, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, the accuracy of management’s assumptions and estimates, our dependence on certain key personnel, our use of leverage to finance our businesses and investments by the funds we manage, Athene’s ability to maintain or improve financial strength ratings, the impact of Athene’s reinsurers failing to meet their assumed obligations, Athene’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, and litigation risks, among others. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors” in our annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2024, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings with the SEC. Apollo undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 37